Exhibit 10.41

Contract No. 0171500009-2023 (Xiping) 00242

Business Fast Loan Contract

(2021 Legal Entity Web Signature Version)

Special Note: This contract is concluded between the borrower and the lender on the basis of equality and voluntariness in accordance with the law, and all the terms of the contract are the true expression of the meaning of both parties. In order to safeguard the legitimate rights and interests of the Borrower, the Lender hereby reminds the Borrower to pay full attention to all the clauses relating to the rights and obligations of the two parties, especially the contents of the bolded parts.

Lender: Industrial and Commercial Bank of China Limited Zhumadian Xiping Sub-branch

Residence(Address): ____________________________________________

Borrower: Henan Jinyou Metal Technology Co., Ltd

Legal Representative: Zhang Qinqin

Residence (Address): No. 2, West of 107 National Road, Jiju District.

Zip code:	Fax:	Tel:

E-mail address:	Contact person:	Mobile number:

Alipay account:	Ali Wangwang account:

[Please make sure that the borrower fills in the above information accurately and completely to ensure the timely delivery of the subsequent relevant notices and legal documents.]

Part I. Basic Agreements

Article 1 Use of the Loan

The loan under this contract shall be used for the following purposes, and the Borrower shall not divert the loan for other purposes without the written consent of the Lender, and the Lender shall have the right to supervise the use of the money.

Purpose for the loan: Production and operation.

Article 2 Loan Amount and Term

2.1 The amount of the loan under this contract shall be RMB2,000,000.00 (in words: two million yuan) (in case of inconsistency between upper and lower case, the upper case shall prevail). The term of the loan under this contract shall be calculated from the date of withdrawal and the maturity date shall be December 12, 2024, and the date of withdrawal shall be subject to the withdrawal instruction. The Borrower shall make a lump sum withdrawal.

2.2 The term of the loan under this contract is from December 13, 2023 to December 12, 2024.

Article 3 Interest Rate, Interest and Fees

3.1 [Method of Determining Interest Rate on RMB Loan]

The interest rate for the loan under this contract shall be determined in the following manner:

The interest rate for each loan shall be determined by the pricing basis plus floating points, and for a borrowing period of 60 months or less, the pricing basis shall be the one-year Loan Prime Rate (LPR) published by the National Interbank Offered Rate Center (NIBOR) on the working day prior to the date of drawdown, wherein for a borrowing period of 12 months or less, the floating points shall be plus (plus/minus) 40.000000 basis points (one basis point is 0.01%, the same below); for a borrowing period of more than 12 months, 60 months or less, and 60 months or less, the interest rate shall be determined by the following method. 0.01%, the same hereinafter); for a loan term of more than 12 months and up to and including 60 months, the floating point is plus (plus/minus) 40.000000 basis points. If the loan term is more than 60 months, the pricing basis is the LPR for loans with a maturity of more than 5 years published by the NIBOR on the working day prior to the date of drawdown, and the number of floating points is plus (plus/minus) 40.000000 basis points. If the LPR for the corresponding maturity is not published by the NIBOR on the business day prior to the interest rate determination date, the LPR published by the NIBOR on the previous business day shall prevail, and so on.

The interest rate will be adjusted after the loan is disbursed in the following method [A]:

A.	The interest rate shall be adjusted in one installment of 12 (1/3/6/12) months and shall be calculated in segments. The interest rate determination date for the second and subsequent installments shall be the corresponding date after the completion of one installment of each borrowing drawdown, on which the lender adjusts the interest rate on the borrowing in accordance with the quoted market interest rate for loans of the foregoing maturity and the number of floating points published by the NIBOR on the preceding business day. In the event that no date corresponding to the drawdown date exists in the month in which the adjustment is made, the last day of such month shall be the corresponding date.

B.	No adjustment will be made during the entire loan term.

3.2 Loan under this contract shall bear interest on a daily basis from the date of drawdown and shall be settled on a monthly basis. When the loan is matured, the interest will be paid off with the principal. The daily interest rate = annual interest rate/360.

3.3 The interest rate for late penalty under this contract is determined by adding 50.000000% to the original loan rate, and the interest rate for misappropriation penalty is determined by adding 50.000000% to the original loan rate.

3.4 Annualized cost of funds

The annualized cost of funds of the Borrower includes the annualized loan rate, and the cost of funds after the annualization of expenses such as        /       . The recipient of the aforesaid        /       expenses is not the Lender, and the specific recipient is        /       .

The specific interest rates and rates for the aforesaid expenditures are as follows (the following is for reference only, the specific interest rates and rates may be adjusted with the terms of the contract, and shall be subject to the relevant contractual agreements):

(1) The annualized loan rate calculated in accordance with clauses 3.1-3.3 of this contract;

(2)        /       ;

Article 4 Withdrawal

4.1 The Borrower is required to withdraw the Loan in one lump sum. If the Borrower fails to make a one-time withdrawal as agreed, the Lender has the right to cancel all or part of the loan. After the Lender disburses the Loan funds to the Borrower’s withdrawal account as agreed herein, the Lender shall be deemed to have disbursed the Loan to the Borrower in accordance with this Contract.

4.2 The Borrower may draw down the Borrowings under this Contract in the following (2) ways:

(1) Withdrawing the loan directly from the designated business branch of the Lender;

(2) Self-service withdrawal of the Borrowings through ICBC e-banking.

Article 5 Repayment

The Borrower shall repay the Borrowings under this Contract in the following (1) ways:

(1) Lump sum repayment at maturity of the loan;

(2) Others:

Article 6 Accounts

The Borrower shall open or designate the following account with the Lender as the special account for withdrawal and repayment:

Withdrawal Account: 1715020719200118892

Repayment Account: 1715020719200118892

Article 7 Guarantee

The loan under this contract are guaranteed in the form of     /     , and the main information of the corresponding guarantee contract is as follows:

1. Guarantee contract number:     /

Guarantor:     /

2. Guarantee Contract No.:     /

Guarantor:     /

For the avoidance of doubt, the parties acknowledge that there may be other security arrangements for the borrowings under this contract in addition to the security method and the security contract set out above. The security arrangements and the content of the security corresponding to the borrowings under this contract shall be subject to the specific agreements in the relevant security legal documents.

Article 8 Complaint/Consultation Channels

The complaint/consultation channels for Party A’s financial services (products) are as follows:

8.1 Business outlets

Reflect the problems to the customer service manager of ICBC’s business outlets, the person in charge of the outlets or leave a message through the customer opinion book.

8.2 Customer Service Hotline

Call the Customer Service Hotline (95588) and select manual service to contact the customer service representative.

8.3 Online Banking and Mobile Banking

Log on to personal online banking through the web portal (http://www.icbc.com.cn) or log on to “ICBC Corporate Mobile Banking” mobile app and contact ICBC online customer service.

8.4 Other Channels / .

Article 9 Other Matters Agreed by the Parties

Part II Specific Terms

Article 1 Interest rate and interest

1.1 If the loan under this contract adopts floating interest rate, the rules of interest rate adjustment after the loan is overdue shall still be implemented in the original way.

1.2 If the loan is to be settled monthly, the interest settlement date shall be the 20th day of each month; if the loan is to be settled quarterly, the interest settlement date shall be the 20th day of the last month of each quarter; if the loan is to be settled semiannually, the interest settlement date shall be the 20th day of June and the 20th day of December of each year.

1.3 The first interest period is from the date of the Borrower’s withdrawal to the first interest settlement date; the last interest period is from the day following the end of the previous interest period to the final repayment date; and the remaining interest periods are from the day following the end of the previous interest period to the next interest settlement date.

1.4 Loan interest = Loan principal x daily interest rate x actual number of days of use. If the equal principal and interest repayment method is adopted, the formula for calculating the principal and interest repayable is as follows:

Total principal and interest per installment = (loan principal amount × installment interest rate × (1+period interest rate) number of repayment periods)/((1+installment interest rate) number of repayment periods - 1)

1.5 In the event that the People’s Bank of China adjusts the method of determining the interest rate of the loan, it will be handled in accordance with the relevant regulations of the People’s Bank of China, and the Lender will not notify the Borrower separately.

1.6 If the loan interest rate is determined at the time of signing this contract to be implemented by reducing a certain number of basis points in accordance with the Loan Market Quotation Rate (LPR) published by the National Interbank Offered Rate Center (NIBOR), the Lender shall have the right to reevaluate the interest rate preference granted to the Borrower annually, and to decide on its own to cancel the interest rate preference granted to the Borrower in whole or in part in accordance with the national policy, the Borrower’s creditworthiness, and changes in the borrowing guarantee, etc., and to promptly notify the The Borrower shall be notified in a timely manner.

1.7 Unless otherwise specified, the loan interest rates in this contract are annualized interest rates calculated using the simple interest method.

Article 2 Disbursement and Payment of loan

2.1 The following preconditions must be met for the Borrower to draw down the loan, otherwise the Lender is not obliged to disburse any amount to the Borrower, unless the Lender agrees to disburse the loan first:

(1) Except for credit loans, the Borrower has provided appropriate guarantees as required by the Lender and has completed the relevant guarantee procedures, and the guarantor has not violated the agreements of the guarantee contract;

(2) At the time of drawdown, the representations and warranties made by the Borrower under this Contract are still true, accurate and complete, and there is no breach of contract under this Contract or other contracts signed between the Borrower and the Lender;

(3) The documents provided to prove the purpose of borrowing are consistent with the agreed purpose;

(4) Submit other information required by the Lender.

(5) If the Borrower withdraws the loan through ICBC e-Banking, the “ICBC e-Banking Corporate Customer Service Agreement” signed between the Borrower and the Lender shall remain valid throughout the loan term.

2.2 If the Borrower withdraws the Borrowings through the Lender’s designated business outlets, the Borrower shall submit a withdrawal notice to the Lender at least 5 banking days in advance. Once submitted, the withdrawal notice shall not be revoked without the written consent of the Lender.

2.3 If the Borrower withdraws the loan through ICBC e-Banking, the Borrower shall sign the ICBC e-Banking Corporate Customer Service Agreement with the Lender and undertake to comply with the ICBC e-Banking Charter and the relevant transaction rules and operate in accordance with the relevant transaction rules. Withdrawal instructions submitted by the Borrower via ICBC e-Banking and confirmed by the Lender are considered as debit notes.

2.4 After the Borrower satisfies the prerequisites for withdrawal or the Lender agrees to release the loan first, the Lender shall be deemed to have disbursed the Loan to the Borrower in accordance with this Contract when the Lender transfers the Loan to the Borrower’s withdrawal account as agreed in this Contract.

2.5 In accordance with the relevant regulatory provisions and the management requirements of the Lender, loan exceeding a certain amount or meeting other conditions shall be paid in the form of fiduciary payment by the Lender, whereby the Lender, based on the Borrower’s application for drawdown and payment entrustment, shall pay the borrowings to the payment recipients who are eligible for the purposes as agreed in this Contract.

2.6 In handling the entrusted payment, the Borrower shall provide the Lender with the account information of its payment recipients at the time of drawdown as well as the supporting materials proving that the drawdown is in line with the agreed purpose. The Borrower shall ensure that all information provided to the Lender is true, complete and valid.

2.7 In handling the entrusted payment, the Lender will only conduct formal examination of the information on the payment object, the supporting materials for the purpose of borrowing and other relevant information provided by the Borrower, and the Lender shall not be responsible for any failure of the Lender to complete the entrusted payment in a timely manner as a result of the untruthfulness, inaccuracy and incompleteness of the relevant information provided by the Borrower.

2.8 If the Lender, after examination, finds any inconsistency or other defects in the relevant information provided by the Borrower such as the supporting documents for the purpose of loan, the Lender has the right to request the Borrower to supplement, replace, explain or re-submit the relevant information, and the Lender has the right to refuse the issuance of the relevant sums of money and the payment of such sums of money before the Borrower submits the information in compliance with the administrative requirements of the Lender.

2.9 According to the purpose of loan as agreed in this Contract, the Lender has the right to require the Borrower, independent intermediary and other relevant parties to issue relevant certificates such as common visa list, and the Lender shall issue and pay the financing amount based on such certificates.

2.10 If the Lender, after examination, considers that the information provided by the Borrower is consistent with the agreed purpose of the loan and the drawdown is in line with the agreement of this Contract, the Lender shall firstly transfer the loan to the drawdown account of the Borrower as agreed in this Contract, and then according to the needs and the relevant business documents submitted by the Borrower, the corresponding amount shall be transferred into the account of the payment object designated by the Borrower.

2.11 The Lender has the right to re-determine the terms of loan disbursement and payment or to stop the disbursement and payment of the loan in the event of any of the following circumstances:

(1) The Borrower provides false or invalid information to the Lender to obtain financing;

(2) The Borrower’s production and operation undergoes a material adverse change, its credit standing declines or it is in default under this Contract;

(3) The Borrower fails to withdraw and pay the financing amount in accordance with this Contract, and the use of the financing amount appears abnormal;

(4) The Borrower violates the agreement of this Contract or the relevant regulatory provisions and circumvents the entrusted payment by reducing the whole amount to zero;

(5) The account designated by the Borrower for withdrawal or the account to which payment is to be made is frozen or stopped by the authorized authority.

2.12 If the Lender is unable to complete the entrusted payment in accordance with the Borrower’s entrustment in a timely manner due to the Borrower’s designated withdrawal account or the account of the person to whom the Borrower makes payment being frozen or stopped by the authorized authority, the Lender shall not be liable for such failure and it shall not affect the repayment obligations of the Borrower under this Contract which have already arisen.

2.13 If the borrowings under this Contract are paid by the Borrower on its own, the Borrower undertakes to accept and actively cooperate with the Lender in checking and supervising the use of the financed sums, including the purpose, by means of account analysis, voucher checking, on-site investigation, etc., and to report on the use of the borrowings on a regular and summarized basis in accordance with the Lender’s requirements.

2.14 The Borrower shall compensate the Lender for any loss incurred by the Lender due to untrue, incomplete or invalid information provided by the Borrower to the Lender.

2.15 If the Lender fails to timely disburse and pay the loan in accordance with this Contract, the Lender shall be liable for the corresponding breach of contract, unless otherwise agreed in this Contract.

2.16 If the Lender fails to make the corresponding payment on time due to unforeseen, unavoidable and insurmountable force majeure events such as war, natural disasters or other unforeseen events such as the Lender’s system failure or communication breakdown, the Lender shall not be liable for such failure, but the Lender shall notify the Borrower in a timely manner by telephone or in writing.

Article 3 Repayment

3.1 The Borrower shall repay in full and on time the principal, interest and other sums payable under the Loan in accordance with this Contract. On the repayment date and one banking day prior to each interest settlement date, the Borrower shall deposit the full amount of interest, principal and other payables in the repayment account opened with the Lender, and the Lender shall have the right to take the initiative to make a transfer on the repayment date or the interest settlement date or request the Borrower to cooperate with the Borrower to carry out the relevant transfer formalities. If the amount in the repayment account is insufficient to cover all the due and payable amounts of the borrower, the lender has the right to decide the order of settlement.

If the repayment account is lost, frozen, stopped payment or canceled, or if the borrower needs to change the repayment account, the borrower should go to the lender for the procedures of changing the repayment account. Before the change procedure takes effect, if the original repayment account can no longer be fully transferred, the borrower should go to the lender for counter repayment. If the Borrower fails to apply for the change of repayment account in time or fails to make repayment at the counter of the Lender in time, resulting in failure to repay the principal and interest of the Loan and other expenses due on time and in full, the Borrower shall be liable for default.

3.2 If the Borrower applies for early repayment of the Loan in whole or in part, the Borrower shall submit a written application to the Lender or submit an early repayment instruction to the Lender through ICBC e-banking.

3.3 If the Lender agrees to the early repayment, the Borrower shall pay the principal, interest and other sums due and payable under this Agreement up to the date of early repayment at the same time on the date of early repayment.

3.4 The Lender has the right to recover the Borrowing in advance according to the situation of the Borrower’s fund recovery. If requested by the Lender, the Borrower shall repay the loan in installments in accordance with the repayment plan proposed by the Lender.

3.5 If the actual loan term is shortened due to early repayment of the loan by the Borrower or early recovery of the loan by the Lender in accordance with this contract, the corresponding interest rate bracket shall not be adjusted and the original borrowing rate shall still be implemented.

Article 4 Guarantee

4.1 Except for credit loan, the Borrower shall provide lawful and effective guarantee recognized by the Lender for the performance of its obligations under this Contract.

4.2 In the event that the collateral under this contract is damaged, depreciated, has property rights disputes, is seized or impounded, or the guarantor violates the agreement of the guarantee contract, or the financial condition of the guarantor guaranteeing the guarantee is adversely changed or the collateral or guarantor undergoes any other changes that are unfavorable to the Lender’s claim, the Borrower shall promptly notify the Lender and provide other guarantees recognized by the Lender separately.

4.3 The Lender shall have the right to reassess the value of the Collateral and the guarantee capacity of the Guarantor on a regular or irregular basis. If the assessment finds that the value of the Collateral has decreased or the guarantee capacity of the Guarantor has been reduced or the Guarantor is in breach of the Guarantee Contract, the Borrower shall provide additional guarantee equivalent to the part of the decrease in the value or the reduction in the guarantee capacity, and it may also separately provide other guarantees recognized by the Lender.

4.4 If the loan under this contract is secured by pledge of accounts receivable, the lender shall have the right to declare the loan to be due in advance and require the borrower to repay part or all of the principal and interest of the loan immediately or to provide additional legal, effective and sufficient security recognized by the lender if any of the loan circumstances occurs during the validity period of this contract:

(1) The bad debt ratio of the accounts receivable grantor to the payer’s accounts receivable increases for 2 consecutive months;

(2) The accounts receivable of the accounts receivable pledgor to the payer that are due and uncollected account for more than 5% of the balance of the accounts receivable to such payer;

(3) A trade dispute (including but not limited to disputes over quality, technology, service) or debt dispute between the pledgor of accounts receivable and the payer or other third parties, resulting in the accounts receivable possibly not being able to be due and payable on time.

Article 5 Representations and Warranties

The Borrower makes the following representations and warranties to the Lender, which are valid at all times during the validity period of this Contract:

5.1 The Borrower has the qualification of the main body of the Borrower in accordance with the law, and has the qualification and ability to enter into and perform this Contract.

5.2 All necessary authorizations or approvals have been obtained for the signing of this Contract, and the signing and performance of the Contract does not contravene the provisions of the Articles of Association of the Company and the relevant laws and regulations, and is not inconsistent with any of the obligations under other contracts payable.

5.3 Other debts payable have been repaid on schedule, and there is no malicious default in payment of principal and interest on bank loans.

5.4 It has a sound organizational structure and financial management system, and has not committed any major violation of rules and regulations in the course of production and operation within the last one year, and the incumbent senior management personnel do not have any major adverse records.

5.5 All documents and information provided to the Lender are true, accurate, complete and valid, and there are no false records, material omissions or misleading statements.

5.6 The financial and accounting reports provided to the Lender have been prepared in accordance with the PRC accounting standards, which truly, fairly and completely reflect the Borrower’s operating conditions and liabilities, and there has not been any material adverse change in the Borrower’s financial conditions since the date of the latest financial and accounting report.

5.7 Has not concealed from the Lender any litigation, arbitration or claim in which it is involved.

5.8 Has been aware of and fully understands the transaction rules of ICBC Internet Banking and other electronic banking systems in relation to this contract.

Article 6 Commitment of the Borrower

6.1 The loan shall be withdrawn and utilized in accordance with the term and purpose agreed in this contract, and shall not be used in any form to flow into the securities market, futures market or for fixed assets, equity investment, real estate project development, purchase of stocks, bonds, wealth management products, investment account trading products, financial derivatives, asset management products, purchase of houses and repayment of home mortgages, borrowing and lending, as well as other items that are expressly prohibited by national laws and regulations.

6.2 To settle the principal of the loan, interest and other payables in accordance with the agreement of this contract.

6.3 Accepting and actively cooperating with the Lender’s inspection and supervision of the use of the Borrowed Funds, including the purpose of use, by means of account analysis, voucher inspection and on-site investigation, and reporting on the use of the Borrowed Funds on a regular and summarized basis in accordance with the Lender’s requirements.

6.4 Accept credit inspection by the Lender, provide timely, true, accurate and complete financial information and other information reflecting the Borrower’s solvency in accordance with the Lender’s requirements, including all account opening banks, bank account numbers, deposit balances, etc., and actively assist and cooperate with the Lender’s investigations, understandings and supervisions of its production and operation and financial situation.

6.5 Not to distribute dividends and bonuses in any form if there are outstanding principal and interest on the Borrower’s loans and other amounts payable hereunder which are due (including those declared to be immediately due).

6.6 Mergers, demergers, capital reductions, changes in equity, pledges of equity, transfer of significant assets and claims, significant foreign investments, material increases in debt financing and other actions that may adversely affect the rights and interests of the Lender shall be carried out only with the prior written consent of the Lender or arrangements for the realization of the Lender’s claims in compliance with the Lender’s management requirements.

6.7 Promptly notify the lender of the occurrence of any of the following circumstances:

(1) Change of name, official seal, articles of incorporation, residence, legal representative or person in charge, mailing address and other matters;

(2) Going out of business, dissolution, liquidation, suspension and reorganization, suspension of business license, revocation or application (being applied for) for bankruptcy;

(3) Involved in or likely to be involved in major economic disputes, litigation, arbitration, or assets have been seized, impounded or enforced, or by the judiciary, taxation, industry and commerce, and other competent authorities to file a case or take punitive measures in accordance with the law;

(4) Shareholders, directors and current senior management or partners and contributors are suspected of major cases or economic disputes;

(5) The occurrence of merger, demerger, capital reduction, change of equity, pledge of equity, entry into partnership, withdrawal from partnership, transfer of significant assets and claims, significant foreign investment, substantial increase in debt financing and other matters that may adversely affect the rights and interests of the lender.

6.8 Timely, comprehensive and accurate disclosure of related party relationships and related transactions to the Lender.

6.9 Sign for all types of notices mailed or otherwise delivered by the Lender in a timely manner.

6.10 Not to dispose of its own assets in such a way as to reduce its solvency; and not to jeopardize the rights and interests of the Lender by providing guarantees to third parties.

6.11 If the borrowings hereunder are granted on credit, report the external guarantees to the Lender on a regular basis in a complete, truthful and accurate manner, and sign an account supervision agreement upon the Lender’s request. If the provision of external guarantee may affect the fulfillment of its obligations under this Contract, the written consent of the Lender is required.

6.12 The debts of the Borrower hereunder shall be paid in priority to the debts of the Borrower to its shareholders, legal representatives or principals, partners, major contributors or key management personnel, and shall be at least on an equal footing with the debts of other creditors of the Borrower of the same kind.

6.13 The Borrower is aware of and fully understands the transaction rules of ICBC online banking and other electronic banking systems in relation to this contract; it shall keep the customer certificate and password properly, and any operation using the Borrower’s customer number (card number), password or customer certificate shall be deemed to be done by the Borrower itself, and the resulting electronic information records shall be used as proofs for proving and dealing with the borrowing and lending relationship under this contract.

6.14 In the event that the repayment funds of the Borrower (including but not limited to the amount obtained by the Lender through withholding and disposal of collaterals, etc.) are insufficient to settle all the debts of the Borrower to the Lender under this Contract and any other contracts, the Lender shall have the right to decide the order of settlement.

6.15 To enhance environmental and social risk management and in this regard to be subject to the supervision and inspection of the Lender. Submit reports on environmental and social risks to the Lender if the Lender so requests.

Article 7 Commitment of the Lender

7.1 To grant loans to the Borrower in accordance with this Contract.

7.2 To keep confidential the non-public data and information provided by the Borrower, unless otherwise provided by laws and regulations, requested by the authorized authorities or otherwise agreed in this contract.

Article 8 Default

8.1 The occurrence of any of the following circumstances constitutes the default of the Borrower:

(1) The Borrower fails to repay the principal and interest of the loan and other sums payable under this Contract in accordance with the agreement, or fails to fulfill any other obligations under this Contract, or breaches the representations, warranties or undertakings under this Contract;

(2) The security under this Contract has changed to the detriment of the Lender’s claim, or the Guarantor has breached the agreement of the security contract, and the Borrower fails to provide other security that meets the administrative requirements of the Lender;

(3) Bad record with the Lender or other financial institutions;

(4) Failure to settle any other debts of the Borrower upon maturity (including being declared early maturity), or non-performance or breach of its obligations under other agreements, which has affected or may affect the performance of its obligations under this Contract:

(5) The Borrower’s financial indicators such as profitability, solvency, operating capacity and cash flow exceed the agreed standards, or deteriorate in a way that has or may affect the fulfillment of its obligations under this contract;

(6) Significant adverse changes in the Borrower’s shareholding structure, production and operation, or foreign investment have occurred, which have or may affect the fulfillment of its obligations under this contract;

(7) the Borrower is or may be involved in a major economic dispute, litigation or arbitration, or its assets are seized, impounded or enforced, or it is investigated by judicial or administrative authorities or punitive measures are taken in accordance with the law, or it is exposed by the media for violating the relevant state regulations or policies, which has or may affect the fulfillment of its obligations under this Contract

(8) The Borrower’s major investor individuals, key management personnel unusual changes, disappearance or being investigated by judicial organs according to law or restriction of personal freedom, which has or may affect the fulfillment of its obligations under this contract;

(9) The Borrower utilizes false contracts with related parties, uses transactions without actual transaction background to obtain funds or credit from the Lender, or intentionally evades the Lender’s claims through related transactions;

(10) The Borrower has been or may be out of business, dissolved, liquidated, suspended, had its business license revoked, withdrawn or filed for (was filed for) bankruptcy;

(11) If the Borrower has or may affect the fulfillment of its obligations under this Contract due to liability accidents, major environmental and social risk events caused by the Borrower’s violation of laws and regulations, regulatory provisions or industry standards relating to food safety, production safety, environmental protection and other environmental and social risk management; and

(12) If the loan under this contract are granted on credit and the credit rating, profitability level, asset-liability ratio, net cash flow from operating activities and other indicators of the Borrower do not comply with the credit loan conditions of the Lender; or the Borrower, without the written consent of the Lender, sets up a guarantee by way of a credit (pledge) charge on its valid operating assets to others or provides a guarantee to the outside world, which has affected or may affect the fulfillment of its obligations under this contract. the fulfillment of which;

(13) Other circumstances that may cause the realization of the Lender’s claims under this Contract to be adversely affected.

8.2 If the Borrower defaults, the Lender is entitled to take one or more of the following measures:

(1) Require the Borrower to rectify the default within a limited period of time;

(2) Cease to grant loan and other Financing Amounts to the Borrower pursuant to this Contract and other contracts between the Lender and the Borrower, and partially or fully cancel the Borrower’s undrawn loans and other Financing Amounts;

(3) Declare the outstanding loan and other Financing Amounts under this Contract and other contracts between the Lender and the Borrower to be immediately due and collect the outstanding amounts immediately;

(4) To demand the Borrower to compensate for the losses caused to the Lender due to its default, including but not limited to the expenses incurred by the Lender for the realization of the claims hereunder, such as attorney’s fees, auction fees, and expenses incurred in applying for a notary public to issue a certificate of execution;

(5) Other measures provided by laws and regulations, agreed in this Agreement or deemed necessary by the Lender.

8.3 If the Borrower fails to repay the Loan upon maturity (including being declared immediately due) as agreed, the Lender is entitled to charge penalty interest at the late penalty interest rate agreed in this Contract from the date of overdue payment. Interest (including penalty interest) not paid on time by the Borrower shall be compounded at the overdue penalty interest rate. The settlement rules for penalty interest/compound interest shall apply to the settlement rules for interest agreed in this Contract.

8.4 If the Borrower fails to use the Loan for the purpose agreed in this Contract, the Lender shall be entitled to charge penalty interest on the misappropriated portion of the Borrowing at the misappropriated loan penalty rate agreed in this Contract from the date of misappropriation of the Loan, and compound interest at the misappropriated borrowing penalty rate on the interest not paid on time during the period when the Loan is misappropriated (including penalty interest). The settlement rules for penalty interest/compound interest shall apply to the settlement rules for interest agreed in this contract.

8.5 In the event that the Borrower has concurrently incurred the circumstances mentioned in Clauses 8.3 and 8.4 above, the penalty interest rate shall be determined on the basis of the heavier of the two, and cannot be concurrently applied.

8.6 If the Borrower fails to repay the principal amount of the Borrowing, interest (including penalty interest and compound interest) or other sums payable on time, the Lender has the right to make a public announcement through the media to call for payment.

8.7 If there is a change in the controlling or controlled relationship between the Borrower’s Affiliate and the Borrower, or if the Borrower’s Affiliate undergoes any other circumstance in the above Article 8.1 except for (1) and (2), which has affected or may affect the fulfillment of the Borrower’s obligations hereunder, the Lender has the right to take the various measures agreed upon in this Contract.

Article 9 Automatic Cancellation of Lender’s Commitment

9.1 In the event of deterioration of the Borrower’s creditworthiness, the Lender may automatically cancel its commitment to the Borrower in respect of all undrawn Borrowings without prior notice.

9.2 The occurrence of one of the circumstances described in Clauses 8.1 and 8.7 of Part II of this Contract constitutes a deterioration of the Borrower’s credit standing.

Article 10 Deduction

10.1 In the event that the Borrower fails to repay the debts due under this Contract (including those declared immediately due) in accordance with the agreement, the Borrower agrees that the Lender shall withhold the corresponding amount from all the local and foreign currency accounts of the Borrower opened with ICBC for the purpose of repayment until all the debts of the Borrower under this Contract are fully repaid.

10.2 If the deduction amount is different from the currency of this Contract, it shall be converted according to the exchange rate applied by the Lender on the withholding date. The Borrower shall bear the interest and other costs incurred between the date of withholding and the date of settlement (the date on which the Lender converts the withheld amount into the currency of this Contract in accordance with the national foreign exchange management policy and actually settles the debts under this Contract), as well as the difference arising from exchange rate fluctuations during this period.

Article 11 Assignment of Rights and Obligations

11.1 The Lender has the right to assign part or all of its rights under this Contract to a third party, and the Lender’s act of assignment does not require the Borrower’s consent. The Borrower shall not assign any of its rights and obligations under this Contract without the written consent of the Lender.

11.2 The Lender or ICBC may authorize or delegate other branches of ICBC to perform its rights and obligations under this Agreement according to the needs of its operation and management, or transfer the claims of the Loan under this Agreement to other branches of ICBC to undertake and manage, and the Borrower acknowledges such. The Lender does not need to obtain the Borrower’s consent for the above actions. The other branch of ICBC which takes over the rights and obligations of the Lender shall be entitled to exercise all the rights under this Agreement and shall be entitled to file a lawsuit, arbitration or application for enforcement in the name of the institution in respect of the disputes under this Agreement.

Article 12 Entry into Force, Modification and Cancellation

12.1 This Contract shall enter into force upon the simultaneous fulfillment of the following conditions, and shall be valid until the date on which the Borrower’s obligations under this Contract are fully performed:

(1) It is electronically signed by the Borrower and confirmed by the Lender;

(2) The loan application submitted by the Borrower meets the administrative requirements of the Lender and is approved by the Lender.

The Lender may confirm this Contract by, among other things, displaying the contract validity status in the e-banking system.

12.2 If there is any error in the display of the contract elements such as the borrowing amount and term in the e-banking system of ICBC due to system failure or force majeure, the Lender has the right to make corrections and inform the Borrower in a timely manner.

12.3 The Borrower has been aware of and fully understands the transaction rules of ICBC online banking and other electronic banking systems in relation to this Contract; the Borrower shall keep the customer certificate and password in good custody, and any operation using the Borrower’s customer number (card number), password or customer certificate shall be deemed to be done by the Borrower himself, and the resulting electronic information records shall be used as the proofs and processing of the financing relationship under this Contract The electronic information records thus generated shall be used as proof and proof of the financing relationship under this Contract. The electronic signature signed by the Borrower on this Contract through the e-banking of ICBC with the online banking certificate shall be regarded as the signing act of the Borrower himself or with the authorization of the Borrower.

12.4 Any changes to this contract shall be made by mutual agreement of the parties and in writing (including in the form of electronic data). Changed terms or agreements form part of this contract and have the same legal effect as this contract. Except for the changed part, the rest of this contract shall remain valid and the original terms and conditions shall remain valid before the changed part comes into effect.

12.5 In the event of changes in national laws, regulations or policies, which result in all or part of the provisions of this Contract no longer conforming to the requirements of national laws, regulations or policies, the two parties shall promptly negotiate and amend the relevant provisions as soon as possible.

12.6 The invalidity or unenforceability of any provision of this Contract shall not affect the validity and enforceability of the other provisions or the validity of the Contract as a whole.

12.7 The variation and cancellation of this contract shall not affect the right of the contracting parties to claim damages. The termination of this contract shall not affect the validity of the dispute settlement provisions in this contract.

Article 13 Application of Law and Dispute Settlement

The laws of the People’s Republic of China shall apply to the conclusion, validity, interpretation, fulfillment and dispute settlement of this contract. During the period of fulfillment of the contract, all disputes and controversies arising from or in connection with this contract shall be resolved by the parties through consultation in the first place. If consultation fails, the dispute shall be submitted to the court of the place where the lender is located or the court of the place where the contract is signed for settlement by way of litigation.

Both parties agree that when disputes arising under this contract are submitted to the court for litigation, the court may hold hearings by means of audio-visual transmission technology and asynchronous hearings, to which neither party has any objection.

Article 14 - Confirmation of Address for Service of Decision/Ruling Documents

14.1 The Borrower confirms that the address recorded on the front page of this Contract shall be used as the address for the service of legal documents involved in disputes under this Contract. The Borrower agrees that the judicial authorities may use the electronic contact information such as fax, cell phone number, e-mail, micro-signal, Alipay account, Ali wangwang account and other electronic contact information as stated on the front page of this Contract for the electronic service of each legal document. The said legal documents include, but are not limited to, summons, notice of court hearing, judgment, ruling, mediation, notice of deadline for fulfillment and so on.

14.2 The Borrower agrees that the judicial authority may adopt one or more of the above modes of service to serve legal documents on the Borrower, and if the judicial authority adopts more than one mode of service to the Borrower, the time of service shall be determined by the one that is first served among the above modes of service.

14.3 The above service agreement applies to all stages of litigation, arbitration and other judicial proceedings, including but not limited to first trial, second trial, retrial, execution and supervisory proceedings.

14.4 The Borrower shall ensure the truthfulness and validity of the address, fax, cell phone number, e-mail and other information recorded on the first page of this Contract. If there is any change in the relevant information, the Borrower shall promptly notify the Lender in writing, otherwise the service (including electronic service) according to the original information shall still be valid, and the Borrower shall be solely responsible for the legal consequences arising therefrom.

Article 15 Complete Contract

Part I of this Contract, Basic Agreements, and Part II, Specific Provisions, together comprise a complete Business Express Loan Borrowing Contract, and the same words in both parts shall have the same meaning. The Borrower is bound by both parts together for this loan.

Article 16 Notice

16.1 undertakes that the address and relevant electronic contact details reserved with the Lender are accurate. The Lender shall be deemed to have fulfilled its notification obligation to the Borrower by sending the relevant documents to the address reserved by the Borrower or to the address otherwise notified by the Borrower in writing.

16.2 In addition to the letter method, the Borrower agrees to accept electronic methods such as telephone, e-mail, SMS, WeChat, etc. as the Lender’s notification and collection methods. The Borrower is obliged to notify the Lender in writing in a timely manner of any change of the Borrower’s address reserved with the Lender or the relevant electronic contact information. If the notification and collection documents sent by the Lender at the original reserved address or relevant electronic contact information remain valid due to the lack of timely notification, the Borrower shall bear the legal consequences arising therefrom on its own.

16.3 If the Lender sends the relevant notice to the Borrower, the notice shall be deemed to have been served to all Borrowers when it is delivered to any Borrower.

Article 17 Special Agreement on Value Added Tax

17.1 The interest and fees paid by the Borrower to the Lender under this Contract (depending on the specific contract) are tax inclusive.

17.2 If the Borrower requests the Lender to issue a VAT invoice, it shall first register the information with the Lender, which shall include the full name of the Borrower, taxpayer identification number or social credit code, address, telephone number, account bank and account number. The Borrower shall ensure that the relevant information provided to the Lender is true, accurate and complete, and provide relevant supporting information as required by the Lender, the specific requirements of which shall be released by the Lender through branch notices or website announcements, etc.

17.3 If the Borrower collects the VAT invoice by itself, it is required to provide the Lender with a power of attorney with seal, designate the collector, and specify the collector’s identity card number and other information, and the designated collector will collect the VAT invoice by presenting the original identity card; in case of change of the designated collector, the Borrower is required to reissue a power of attorney with seal to the Lender. If the Borrower chooses to receive the VAT invoice by post, it shall also provide accurate and deliverable postal information; if the postal information changes, it shall promptly notify the Lender in writing.

17.4 If the Lender is unable to issue VAT invoices in time due to force majeure such as natural disasters, governmental acts, abnormal social events or reasons of tax authorities, the Lender has the right to delay the invoicing and shall not bear any responsibility.

17.5 If the invoice is lost, damaged or overdue after the VAT invoice has been collected by the Borrower or handed over by the Lender to a third party by post, which is not caused by the Lender and results in the Borrower not being able to receive the corresponding coupon of the VAT invoice or not being able to deduct the invoice after the expiration of the period of time, the Lender shall not be responsible for the compensation of the Borrower’s relevant economic losses.

17.6 If it is necessary to issue special invoices with red characters for VAT due to the occurrence of sales return, suspension of taxable services, or incorrect invoicing, or the credit unit and invoice unit can not be certified, the Borrower shall submit the Information Form for Issuance of Special Invoices for VAT in Red Characters to the tax authorities if it is necessary for the Borrower to submit the Information Form for Issuance of Special Invoices for VAT in Red Characters to the tax authorities in accordance with the provisions of the relevant laws, regulations and policy documents. form” to the tax authorities, and after the tax authorities have examined and notified the Lender, the Lender shall issue red-letter VAT special invoices.

17.7 During the period of performance of the Contract, if the national tax rate is adjusted, the Lender has the right to adjust the price agreed in the Contract according to the change of the national tax rate.

Article 18 Others

18.1 Failure or partial exercise of, or delay in exercising, any right of the Lender under this Contract shall not constitute a waiver or variation of that or any other right, nor shall it affect the further exercise of that or any other right.

18.2 The invalidity or unenforceability of any provision of this Contract shall not affect the validity and enforceability of the other provisions or the validity of the Contract as a whole.

18.3 The annexes to this Contract and all supplements, amendments or modifications thereto shall be an integral part of this Contract and shall have the same legal effect as the main text of this Contract.

18.4 “Related parties”, “related party relationship”, “related party transactions”, “individual key investors”, “key investors”, “key investors”, “key investors”, “key investors”, “key investors”, “key investors”, “key investors”, “key investors”, “key investors”, “key investors” and “key investors”. “Related Party”, “Related Party Relationship”, “Related Party Transaction”, “Individual Key Investor”, “Key Management Personnel” and other terms used herein shall have the same meanings as the same terms used in the “Accounting Standard for Business Enterprises No. 36 - Disclosure of Related Parties” issued by the Ministry of Finance (AS 36 - Related Party Disclosures) (FC[2006] 3), and the subsequent revisions to the standard. the same meaning.

18.5 The environmental and social risks referred to herein refer to the hazards and related risks that the Borrower and its Important Related Parties may bring to the environment and society in the course of its construction, production and operation activities, including environmental and social issues related to energy consumption, pollution, land, health, safety, migration and resettlement, ecological protection and climate change.

18.6 The documents and vouchers produced and retained by the Lender in accordance with its business rules in relation to the borrowings under this Contract constitute valid evidence of the credit and debt relationship between the Borrower and the Lender and are binding on the Borrower.

18.7 In this Contract, (1) all references to this Contract shall include modifications or supplements to this Contract; (2) the headings of the clauses are for reference only and do not constitute any interpretation of this Contract, nor do they constitute any limitation on the contents and their scope under the headings; (3) if the date of drawdown or repayment falls on a day that is not a working day of the bank, it shall be postponed to the next working day of the bank.

The parties acknowledge that the Lender and the Borrower have fully negotiated all the terms of this contract. The Lender has drawn the Borrower’s special attention to all the clauses concerning the rights and obligations of the two parties for a full and accurate understanding thereof, and has provided explanations and clarifications of the relevant clauses at the Borrower’s request. The Borrower has carefully read and fully understood all the terms of the Contract (including Part I Basic Agreements and Part II Specific Provisions), and both the Borrower and the Lender are in full agreement on the understanding of the terms of the Contract and have no objection to the contents of the Contract.

Lender:

Borrower: Henan Jinyou Metal Technology Co., Ltd

Signing address: Hangzhou, Zhejiang Province, China.

Signing date: December 13, 2023

Customer authentication type: USB Key

Authentication time stamp: 20231213184749728335

Media serial number: 6924728329